UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2007 .

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers

(a) Not Applicable

(b) Effective March 31, 2007, John D. Villas, the Senior Vice President, Chief Financial Officer, Treasurer and principal accounting officer of registrant resigned from those positions with registrant as well as from all positions as an officer and director of registrant’s subsidiaries.

(c) Effective April 1, 2007, the registrant’s Board of Directors elected Gregory B. Graves to the positions of Senior Vice President, Chief Financial Officer, Treasurer and principal accounting officer of the registrant.

Gregory B. Graves, 46, has served as the Senior Vice President Strategic Planning & Business Development of the registrant from the effectiveness of the merger of Entegris, Inc. a Minnesota corporation and Mykrolis Corporation, a Delaware corporation with the registrant on August 6, 2005 through March 31, 2007. Mr. Graves served as the Chief Business Development Officer of Entegris Minnesota since September 2002 and from September 2003 until August 2004 he also served as Senior Vice President of Finance of that corporation. Prior to joining Entegris Minnesota, Mr. Graves held positions in investment banking and corporate development, including at U.S. Bancorp Piper Jaffray from June 1998 to August 2002 and at Dain Rauscher from October 1996 to May 1998. Mr. Graves also serves as a director of Therma-Wave, Inc. (precision metrology for semiconductor manufacturing). Mr. Graves is a CPA and holds a B.S. and Masters degrees in Accounting from the University of Alabama and an MBA from the Darden School at the University of Virginia.

Mr. Graves has no family relationship with any director or other executive officer of the registrant. Since the beginning of the registrant’s last fiscal year there has been and there is currently no proposal for any transaction between Mr. Graves or any entity in which he holds a material interest and the registrant of the sort required to be disclosed by Item 404(a) of Regulation S-K.

(d) Not Applicable

(e) Under the terms of Mr. Graves’ employment as Senior Vice President, Chief Financial Officer, Treasurer and principal accounting officer he will receive an annual base salary of $275,000 and will be eligible to participate in the Entegris Incentive Plan with a target pay-out of 75% of base salary on the same basis as other executive officers of the registrant. Mr. Graves previously entered into a Change in Control Agreement and an Indemnity Agreement with the registrant with terms and conditions that are identical to those of Change in Control and Indemnity Agreements in effect with other named executive officers of the registrant, forms of which were previously filed with the Securities and Exchange Commission as Exhibits 10.30 and 10.31, respectively, to the registrant’s Annual Report on Form 10-K for the fiscal year ended August 27, 2005; these agreements with Mr. Graves continue in effect with respect to his employment by the registrant in these new positions.

Effective February 18, 2007, Mr. Graves was granted an equity award comprised of 8,000 shares of restricted stock, with restrictions lapsing in four equal installments on each anniversary of the date of award and 32,000 performance shares which will be earned only to the extent that the registrant’s financial performance meets three financial metrics: average return on invested capital over three years; 2007 relative revenue growth compared with a group of peer companies and 2007 relative growth in earnings per share as compared to the same group of companies. The number of shares earned may vary from 0 to 200% of the performance share award amount depending on whether the registrant’s performance falls below a threshold performance level or significantly exceeds the average ROIC target or significantly out ranks peer company performance for the 2007 revenue and earnings per share metrics, as the case may be. Once earned, performance shares are subject to restrictions that lapse on the same schedule as the restricted share portion of the award. The foregoing terms are the same terms as apply to 2007 equity awards to other named executive officers of the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: April 2, 2007	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel